Exhibit (23)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Cooper Tire & Rubber Company listed below, of our report dated February 3, 2004, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company included in this Annual Report (Form 10-K) for the year ended December 31, 2003:

Form S-3	No. 33-44159	$200,000,000 aggregate principal amount of the Company’s Debt Securities

	No. 333-89149	Registration of securities not to exceed an initial public offering price of $1,200,000,000

Form S-8	No. 2-58577	Thrift and Profit Sharing Plan

	No. 33-5483	1986 Incentive Stock Option Plan

	No. 33-35071	Texarkana Pre-Tax Savings Plan

	No. 33-47979	Pre-Tax Savings Plan at the Auburn Plant

	No. 33-47980	1991 Stock Option Plan for Non-Employee Directors

	No. 33-47981	Pre-Tax Savings Plan at the Findlay Plant

	No. 33-47982	Pre-Tax Savings Plan at the El Dorado Plant

	No. 33-52499	Pre-Tax Savings Plan (Bowling Green - Hose)

	No. 33-52505	Pre-Tax Savings Plan (Bowling Green - Sealing)

	No. 333-09619	1996 Stock Option Plan

	No. 333-83311	Pre-Tax Savings Plan (Clarksdale)

	No. 333-83309	1998 Employee Stock Option Plan

1998 Incentive Compensation Plan

	No. 333-83589	1998 Non-Employee Directors Compensation Deferral Plan

	No. 333-84815	Thrift & Profit Sharing Plan

	No. 333-84813	Texarkana Pre-Tax Savings Plan

	No. 333-84793	Pre-Tax Savings Plan at the Auburn Plant

	No. 333-84811	Pre-Tax Savings Plan at the Findlay Plant

	No. 333-84807	Pre-Tax Savings Plan at the El Dorado Plant

	No. 333-84803	Pre-Tax Savings Plan (Bowling Green - Hose)

	No. 333-84805	Pre-Tax Savings Plan (Bowling Green - Sealing)

	No. 333-39150	Standard Products Individual Retirement and Investment Trust Plan

	No. 333-39154	The Standard Products Company (Gaylord, Michigan Plant) UAW Local 388 collectively Bargained Savings and Retirement Plan

	No. 333-103007	2001 Incentive Compensation Plan

	No. 333-113315	Pre-Tax Savings Plan at the Auburn Plant, Pre-Tax Savings Plan (Bowling Green - Hose), Pre-Tax Savings Plan (Bowling Green – Sealing), Pre-Tax Savings Plan (Clarksdale), Pre-Tax Savings Plan at the El Dorado Plant, Pre-Tax Savings Plan at the Findlay Plant, Texarkana Pre-Tax Savings Plan

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Toledo, Ohio
March 03, 2004